CERTIFICATE OF AMENDMENT
				TO
			CERTIFICATE OF TRUST
				OF
		CREDIT SUISSE COMMODITY RETURN STRATEGY FUND


            THIS Certificate of Amendment of Credit Suisse Commodity Return Strategy Fund (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del.
C. 3801 et seq.) (the "Act"). The original Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 18, 2004, and was amended by the Certificate of Amendment to Certificate of Trust of the Trust filed with the Secretary of State on July 27, 2004.

	1.	Name.  The name of the statutory trust amended hereby
		is "Credit Suisse Commodity Return Strategy Fund."

	2.	Amendment.  The Certificate of Trust of the Trust is
		hereby amended by changing the name of the Trust to "Credit Suisse Commodity Strategy Funds."

	3.	Effective Date.  This Certificate of Amendment shall
		be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a) of the Act.

		/s/Steven N. Rappaport
		Name:	Steven N. Rappaport
		Title:  	Trustee




				AMENDMENT TO THE
			TRUST INSTRUMENT AND BYLAWS
					OF
		CREDIT SUISSE COMMODITY RETURN STRATEGY FUND

      This Amendment is being entered into by the undersigned trustees (the "Trustees') of Credit Suisse Commodity Return Strategy Fund
(the "Trust") to amend the Trust Instrument of the Trust, dated as of May 18, 2004 (as amended to date, the "Trust Instrument") and the Bylaws of the Trust, dated as May 18, 2004 (as amended to date, the "Bylaws").

      WHEREAS, the Trustees deem it advisable for the Trust to change its name to "Credit Suisse Commodity Strategy Funds."

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Trust Instrument and Bylaws are amended as follows:

	1.	The name "Credit Suisse Commodity Return Strategy
		Fund" shall be replaced in each and every instance with "Credit Suisse Commodity Strategy Funds."

	2.	This Amendment shall be governed by, and construed
		in accordance with, the laws of the Delaware.

	3.	The Trustees, or any one of them, are authorized
		and directed to execute and file a Certificate
		Amendment to Certificate of Trust with the Secretary of State of the State of Delaware.

			Remainder of page left blank intentionally.







	IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the 14th day of August, 2012.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Peter F. Krogh
Peter F. Krogh, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Trustee






      		Certificate of Establishment and Designation
      		CREDIT SUISSE COMMODITY STRATEGY FUNDS
      		Certificate of Designation of Series
      			for
      		Credit Suisse Commodity Return Strategy Fund

      The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Commodity Strategy Funds, a Delaware statutory trust (the "Trust"), do hereby confirm the prior establishment and designation pursuant to Section 2.6 of the Trust Instrument of the Trust dated May 18, 2004, as amended to date
(the "Trust Instrument"), of a Series of the Trust known as Credit Suisse Commodity Return Strategy Fund (the "Designated Series"), formerly known as Credit Suisse Series 1, and three Classes of such Designated Series as follows: Class A, Class C and Class I
(the "Designated Classes").

      1. Rights, Preferences and Characteristics.  The
Designated Series and the Designated Classes shall have the relative rights, preferences and characteristics described in the Declaration and the Trust's then currently effective registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Designated Series and the Designated Classes. Any rights, preferences, qualifications, limitations and restrictions with respect to Series or Classes generally that are set forth in the Trust Instrument shall apply to the Designated Series and the Designated Classes unless otherwise specified in the Registration Statement, in which case those specified in the Registration
Statement shall control.

      2. Authorization of Officers. The officers of the Trust are authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

      3. Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Trust Instrument.


	IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Establishment and Designation in accordance with Section 3811(a)(2) of the Act.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Peter F. Krogh
Peter F. Krogh, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Trustee